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                                                                    EXHIBIT 10.4


                                  PUT AGREEMENT

     This Put Agreement (this "Agreement") is made and entered into this 3rd day of March, 2000, by and between KFx Inc., a Delaware corporation ("KFx"), and Kennecott Energy Corporation, a Delaware corporation ("Kennecott").

                              W I T N E S S E T H:

     WHEREAS, KFx and Kennecott are parties to that certain Common and Series A Preferred Stock Purchase Agreement dated as of March 3, 2000 (the "Purchase Agreement"), whereby, among other things, Kennecott purchased from KFx 748,559 shares of common stock, $.001 par value per share (the "Pegasus Stock"), of Pegasus Technologies, Inc., a South Dakota corporation ("Pegasus"); and

     WHEREAS, Kennecott desires to have the right to cause KFx to purchase, or require KFx to find a purchaser for, the Pegasus Stock; and

     WHEREAS, KFx is willing to so purchase or find a purchaser for the Pegasus Stock;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Put Right. Upon prior written notice to KFx by Kennecott (the "Put Notice"), KFx shall purchase (or find a person who is ready, willing and able to purchase (and who in fact does purchase), on the terms and conditions set forth herein) the Pegasus Stock from Kennecott at a purchase price equal to the result of (i) the greater of (A) $1,000,000, or (B) the then Fair Market Value (as defined below) of the Pegasus Stock, minus (ii) any amounts paid to Kennecott by KFx or Pegasus pursuant to Article 9 of the Purchase Agreement. Such purchase shall be consummated within 10 days after the later to occur of (x) the 90th day following the date of the Put Notice, or (y) the final determination of the Fair Market Value of the Pegasus Stock.

     2. Fair Market Value. For purposes of this Agreement, the per share "Fair Market Value" of the Pegasus Stock on any relevant date shall be determined as follows:

          (a) If the Pegasus Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Pegasus Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Pegasus Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (b) If the Pegasus Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Pegasus Stock on the date in question on the stock exchange that is the primary market for the Pegasus Stock, as evidenced by Pegasus' market capitalization on each market, as such price is officially


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     quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Pegasus Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (c) If for any reason the provisions of clause (a) or (b) are not applicable as of any relevant date, the Fair Market Value of the Pegasus Stock shall be determined in accordance with the provisions of Exhibit A attached hereto.

     3. Term. This Agreement shall terminate on March 3, 2001 (the "Termination Date"). The parties acknowledge and agree that if the Put Notice is delivered to KFx prior to the Termination Date, then the term of this Agreement is extended for the time required to effectuate the put right set forth in Section 1.

     4. Entire Agreement. This Agreement, including Exhibit A attached hereto, constitutes the entire agreement between the parties with respect to the subject hereof and supersedes all agreements, oral or written, previously made between the parties hereto relating to the subject matter hereof; there are no other understandings or agreements between the parties concerning the subject matter hereof.

     5. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     6. Amendments. This Agreement may not be altered, modified, or amended except by a writing signed by each of the parties hereto.

     7. Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish certificates, instruments, agreements and documents, and to take all action which may be required by law or may be deemed by KFx or Kennecott, in the exercise of their reasonable good faith discretion, to be reasonably necessary in furtherance of the purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

     8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:


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
         if to KFx:                       KFx Inc.
                                          1999 Broadway, Suite 3200
                                          Denver, Colorado  80202
                                          Attention:  Chairman
                                          Facsimile:  (303) 293-8430

         with a copy to:                  Morrison & Foerster LLP
                                          370 17th Street, Suite 5200
                                          Denver, Colorado  80202
                                          Attention:  Warren L. Troupe
                                          Facsimile:  (303) 592-1510

         if to Kennecott:                 Kennecott Energy Company
                                          505 South Gillette
                                          P.O. Box 3009
                                          Gillette, Wyoming  82717-3009
                                          Attention: Patricia Britton
                                          Facsimile: (307) 687-6059

         with a copy to:                  Davis, Graham & Stubbs LLP
                                          370 17th Street, Suite 4700
                                          Denver, Colorado  80202
                                          Attention: Christopher L. Richardson
                                          Facsimile: (303) 893-1379

     9. Governing Law; Jurisdiction. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of Colorado, applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect of an action commenced by a third party in another jurisdiction, KFx and Kennecott agree that any legal suit, action, or proceeding arising out of or relating to this Agreement must be instituted in a state or federal court in the State of Colorado, County of Denver, if there is any such court which has and will exercise its jurisdiction in any such matter, and they hereby irrevocably subject to the jurisdiction of any such court and agree not to assert therein any objection based on venue or the inconvenience of such forum.

     10. Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.

     12. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.


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     13. Expenses. Except as otherwise provided in Exhibit A, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.


                                    * * * * *


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

                                          KFx Inc.


                                          By: /s/ Seth L. Patterson
                                             -----------------------------------
                                          Name: Seth L. Patterson
                                               ---------------------------------
                                          Title: E.V.P. & C.F.O.
                                                --------------------------------

                                          Kennecott Energy Corporation


                                          By: /s/ Kent W. Goates
                                             -----------------------------------
                                          Name: Kent W. Goates
                                               ---------------------------------
                                          Title: Vice President & C.F.O.
                                                --------------------------------


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                                    EXHIBIT A

                           PROCEDURES FOR DETERMINING
                                FAIR MARKET VALUE

     (a) Generally. Whenever the Fair Market Value of the Pegasus Stock is required to be determined under clause (c) of Section 2 of this Agreement, it shall be determined by the mutual agreement of Kennecott and KFx. If Kennecott and KFx cannot agree on Fair Market Value within forty-five days after the date KFx receives the Put Notice, such amount shall be determined by independent appraisal conducted by appraisers selected pursuant to paragraph (b) of this Exhibit A. At any time prior to final determination of such amount pursuant to paragraph (b), Kennecott and KFx shall be entitled to submit to the appraisers (and shall submit to each other) any bids and other information from unrelated third parties and any other information related to the valuation of the Pegasus Stock that such party considers relevant, and such bids and other information shall be accorded the weight such appraisers deem appropriate. Kennecott and KFx shall each have an opportunity to comment on any such bids and other information provided to the appraisers by the other party after receiving a copy thereof. In determining the Fair Market Value of the Pegasus Stock, the appraisers shall determine the value of Pegasus as a whole and shall not apply any valuation discounts (such as minority interest and lack of marketability discounts). All appraisals shall be in writing and delivered to each of KFx and Kennecott within 60 days of the appointment of the applicable appraiser.

     (b) Selection. If an independent appraisal is required pursuant to this Agreement, Kennecott and KFx shall consult for the purpose of appointing a mutually acceptable, qualified appraiser. If they are unable to agree on a single appraiser within ten (10) days, then the independent appraisal shall be arrived at by mutual agreement of two independent appraisers, one chosen by Kennecott and one chosen by KFx, or, if the values established by the two appraisers differ by more than 10%, their appraisals shall be treated in the manner described in paragraph (c) of this Exhibit A, together with an appraisal arrived at by a third independent appraiser chosen by the mutual consent of such two appraisers; provided, however, that if either party fails to appoint an appraiser within fifteen (15) days after a written request to do so by the other party, or if the values established by the two appraisers differ by more than 10%, and the two appraisers fail to appoint a third appraiser within twenty (20) days after the date the latter of their appraisals is delivered to KFx and Kennecott, then either party may initiate an arbitration proceeding with the American Arbitration Association in Denver, Colorado for purposes of appointing a nationally recognized, independent appraiser.

     (c) Valuation. If one appraiser is chosen, the value determined by such appraiser shall be final and binding upon Kennecott and KFx. If two appraisers are chosen, one appraiser by Kennecott and one by KFx, and such appraisers agree on the value (or the values determined by the appraisers differ by no more than 10%), such value (or the average values in the case of values that differ by no more than 10%) shall be final and binding upon Kennecott and KFx. If three appraisers are appointed and the difference between the determination which is farther from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged, and such average shall be final and binding upon Kennecott and KFx; otherwise, the average of all three determinations shall be final and binding upon Kennecott and KFx.

     (d) Expenses. All expenses of any appraisals hereunder shall be borne equally by Kennecott and KFx.


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